Exhibit 23

INDEPENDENT ACCOUNTANTS' CONSENT

We consent to use in this Registration Statement of PACEL Corp. on Form SB-2 of our report dated March 28, 2001 on the combined financial statements of PACEL Corp. and its subsidiaries appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Peter C. Cosmas Co., CPAs PETER C. COSMAS CO., CPAs

New York, New York
May 31, 2001